Exhibit 8.1

SUBSIDIARIES OF THE REGISTRANT

•                              State Good Group Limited, incorporated in the British Virgin Islands

•                              Master Luck Corporation, incorporated in Hong Kong, S.A.R.

•                              ChinaVax, incorporated in the Cayman Islands

•                              Pearl Ocean Holding Limited, incorporated in Samoa

•                              Kanda Biotech Holdings Limited, incorporated in the British Virgin Islands

•                              Simcere Pharmaceutical Co., Ltd., incorporated in the People’s Republic of China

•                              Nanjing Simcere Dongyuan Pharmaceutical Co., Ltd., incorporated in the People’s Republic of China

•                              Jiangsu Simcere Pharmaceutical Co., Ltd., incorporated in the People’s Republic of China

•                              Shanghai Simcere Pharmaceutical Co., Ltd., incorporated in the People’s Republic of China

•                              Jiangsu Simcere Pharmaceutical R&D Co., Ltd., incorporated in the People’s Republic of China

•                              Sichuan Zigong Yirong Industrial Co., Ltd., incorporated in the People’s Republic of China

•                              Hainan Qitian Pharmaceutical Co., Ltd., incorporated in the People’s Republic of China

•                              Shandong Simcere Medgenn Bio-Pharmaceutical Co., Ltd., incorporated in the People’s Republic of China

•                              Medgenn (Hong Kong) Co., Ltd., incorporated in Hong Kong, S.A.R.

•                              Jilin Boda Pharmaceutical Co., Ltd., incorporated in the People’s Republic of China

•                              Wuhu Simcere Zhong Ren Pharmaceutical Co., Ltd., incorporated in the People’s Republic of China

•                              Jiangsu Quanyi Biological Technology Stock Co., Ltd., incorporated in the People’s Republic of China

•                              Nanjing Xiangao Investments Management Co., Ltd., incorporated in the People’s Republic of China

•                              Jiangsu Simcere Vaxtec Bio-Pharmaceutical Co., Ltd., incorporated in the People’s Republic of China

•                              Shanghai Celgen Bio-Pharmaceutical Co., Ltd., incorporated in the People’s Republic of China

•                              Simcere of America Inc., incorporated in the State of Delaware

•                              Oy Simcere Europe Limited, incorporated in Republic of Finland

•                              Right Wealth Holdings Limited, incorporated in the British Virgin Islands

•                              Cosmo Key Limited, incorporated in the British Virgin Islands

•                              Nanjing Simcere Dongyuan Technology & Trade Co., Ltd, incorporated in the People’s Republic of China

•                              Shanghai Simcere Pharmaceutical R&D Co., Ltd, incorporated in the People’s Republic of China

•                              Beijing Simcere Pharmaceutical Investment Co., Ltd, incorporated in the People’s Republic of China

•                              Beijing XiangaoBio-Tech Co., Ltd, incorporated in the People’s Republic of China

•                              Beijing Xianjun Info-Tech Co., Ltd, incorporated in the People’s Republic of China